UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

BrightSpring Health Services, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SUPPLEMENT TO DEFINITIVE PROXY STATEMENT RELATING TO
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 28, 2025

EXPLANATORY NOTE

This Proxy Statement Supplement, dated May 5, 2025 (the “Supplement”), supplements the Definitive Proxy Statement of BrightSpring Health Services, Inc. (“we,” “our, “us” and the “Company”) filed with the Securities and Exchange Commission on April 18, 2025 (the “Proxy Statement”), relating to our Annual Meeting of Stockholders to be held on May 28, 2025 in a virtual meeting format only.

The purpose of this Supplement is to correct errors in the narrative and tabular disclosures included on page 38 of the Proxy Statement. Accordingly, the Proxy Statement disclosure is supplemented as follows. No other changes have been made to the Proxy Statement.

•
The first two paragraphs under the heading “Executive Compensation Discussion and Analysis – Director Compensation” on page 38 of the Proxy Statement are amended and replaced in their entirety with the following:

“Director Compensation

In May 2024, we approved non-employee director compensation in the form of a cash retainer for service on the Board and for service on each standing committee on which the director is a member and an annual equity retainer. We also believe it is appropriate for the chair of each standing committee to receive additional cash compensation for the additional time and commitment required for Board members who service in these leadership roles.

Cash Retainers

Our non-employee directors were entitled to receive the following cash compensation for their service on the Board (such amounts were pro-rated for the number of days the director was in actual service):

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$100,000 per year for service as a Board member.
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$25,000 per year for service as the chair of the Audit Committee.
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$20,000 per year for service as the chair of the Compensation Committee.
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$15,000 per year for service as the chair of the Quality & Compliance and Governance Committee.
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$12,500 per year for service as a member of the Audit Committee.
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$10,000 per year for service as a member of the Compensation Committee.
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$7,500 per year for service as a member of the Quality & Compliance and Governance Committee.

Annual Equity Retainer

Our non-employee directors also received an RSU award with a grant date fair market value equal to $180,000 that will cliff-vest on the first anniversary of the date of grant. Ms. Kirtley also received an additional incremental RSU award during 2024 with a grant date fair value equal to $50,000.

The following table provides information regarding the total compensation that was earned by or paid to each of our non-employee directors in the fiscal year ended December 31, 2024. Mr. Rousseau is also a member of our Board, but as an employee of our company during 2024, he did not receive any compensation from us for his service as a member of our Board. See the section titled “Executive Compensation” for more information on the compensation paid to or earned by Mr. Rousseau as a named executive officer for the fiscal year ended December 31, 2024.

Name	Fees Earned Or Paid in Cash ($)	Stock Awards ($) (1)(2)	All Other Compensation	Total ($)
Matt D’Ambrosio	-	-	-	-
Hunter Craig	-	-	-	-
Johnny Kim	-	-	-	-
Olivia Kirtley (3)	133,125	230,000	-	363,125
Max Lin	-	-	-	-
Steve Miller (4)	31,875	180,000	-	211,875
Tim Wicks (5)	91,875	180,000	-	271,875

(1)
The amounts reported represent the aggregate grant date fair value of equity awards granted to our non-employee directors during 2024, computed in accordance with Topic 718, disregarding the effect of estimated forfeitures. The assumptions made in the valuation of our equity awards are found in Note

10 to our audited consolidated financial statements included elsewhere in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
(2)
The stock awards vest in full on the first anniversary of their respective dates of grant.
(3)
As of December 31, 2024, Ms. Kirtley held 20,102 unvested RSUs.
(4)
As of December 31, 2024, Mr. Miller held 10,708 unvested RSUs.
(5)
As of December 31, 2024, Mr. Wicks held 15,653 unvested RSUs.”